                           SCHEDULE 14A INFORMATION
===============================================================================


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Orthovita, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Orthovita, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                Orthovita, Inc.
                            45 Great Valley Parkway
                               Malvern, PA 19355

                                April 13, 2000



VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


                   Re:  Orthovita, Inc. (the "Company")
                        Annual Meeting Proxy Statement
                        ------------------------------


Dear Sir or Madam:

   Pusuant to Rule 14a-6(b) under the Exchange Act, filed herewith via EDGAR, are the definitive Notice of 2000 Annual Meeting of Shareholders, Proxy Statement and form of Proxy Card being furnished to stockholders in connection with the 2000 Annual Meeting of Shareholders of the Company to be held on May 23, 2000.

   No fee is being paid because pursuant to Rule 14a-6(i)(2), no fee is required.

   Please contact the undersigned at (610) 407-5205 if you should have any questions or comments regarding the enclosed materials.


                                                Sincerely,


                                                /s/Lisa Casel

                                ORTHOVITA, INC

                            45 GREAT VALLEY PARKWAY
                         MALVERN, PENNSYLVANIA   19355

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                             Tuesday, May 23, 2000

DEAR ORTHOVITA, INC. SHAREHOLDERS:

On Tuesday, May 23, 2000, ORTHOVITA, INC. will hold its Annual Meeting of Shareholders at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, USA. The meeting will begin at 10:00 am, Daylight Saving Time.

Shareholders that own stock at the close of business on April 13, 2000, can vote at this meeting. At the meeting, we will consider the following proposals:

1. To elect a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

2.  To approve an amendment to the 1997 Equity Compensation Plan; and

3.  To attend to other business properly brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

A list of our shareholders allowed to vote at the meeting will be available for inspection by any shareholder at our office, during normal business hours, for the ten days prior to the Annual Meeting.



                                      By Order of the Board of Directors,

                                      JOSEPH M. PAIVA
                                      Corporate Secretary

Malvern, Pennsylvania, USA
April 13, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                        CARD IN THE ENCLOSED ENVELOPE.

                                ORTHOVITA, INC.

                            45 GREAT VALLEY PARKWAY
                         MALVERN, PENNSYLVANIA   19355

                                PROXY STATEMENT

                               TABLE OF CONTENTS

Questions and Answers...........................................................        3 - 5

Proposals You May Vote On:

Nominees for the Board of Directors.............................................        6 - 7

Amendment to 1997 Equity Compensation Plan......................................        8 - 12

Statement of Corporate Governance...............................................          13

Directors' Compensation.........................................................          14

Holders of 5% or More and Directors' and Officers' Ownership of
Orthovita, Inc. Stock...........................................................       14 - 15

Executive Compensation: Report of the Compensation Committee ...................          16

Summary Compensation Table......................................................          17

Option Grants in Fiscal 1999 Table..............................................          18

Aggregate Option Exercises and Year-End Values Table............................          18

Employment......................................................................          19

Agreements......................................................................

Stock Performance Graph.........................................................          19

Section 16(a) Beneficial Ownership Reporting and Compliance.....................          20

Shareholders' Proposals for 2001 Annual Meeting.................................          20

                             QUESTIONS AND ANSWERS

1.  Q:  WHO IS SOLICITING MY VOTE?
    A:  This proxy solicitation is being made and paid for by Orthovita, Inc.

2.  Q:  WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?
    A: This proxy statement was first mailed to shareholders on or about April 13, 2000.

2.  Q:  WHAT MAY I VOTE ON?
    A:  (1)  The election of nominees to serve on our Board of Directors;  AND
        (2)  The amendment to the 1997 Equity Compensation Plan.

3.  Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
    A: The Board recommends a vote FOR each of the nominees, and the Board recommends a vote FOR the amendment to the 1997 Equity Compensation Plan.

4.  Q:  WHO IS ENTITLED TO VOTE?
    A:  Shareholders as of the close of business on April 13, 2000 (the Record
        Date) are entitled to vote at the Annual Meeting.

5.  Q:  HOW DO I VOTE?
    A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:
   (1) notifying the Corporate Secretary, Joseph M. Paiva, at the address shown above;
   (2)  voting in person; OR
   (3)  returning a later dated proxy card.

6.  Q:  WHO WILL COUNT THE VOTE?
    A:  Representatives of our transfer agent, StockTrans, will count the votes.

7.  Q:  IS MY VOTE CONFIDENTIAL?
    A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to StockTrans, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit StockTrans to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

8.  Q:  HOW MANY SHARES CAN VOTE?
    A: As of March 15, 2000, 11,478,273 shares of Common Stock were issued and outstanding. Every share of Common Stock is entitled to one vote.

9.  Q:  WHAT IS A "QUORUM"?
    A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. A proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. An abstention has the same effect as a vote AGAINST a proposal. A WITHHELD vote will be counted for quorum purposes. However, a WITHHELD vote will not be deemed present for purposes of determining whether shareholder approval has been obtained.

10. Q:  WHO CAN ATTEND THE ANNUAL MEETING?
    A:  All shareholders of record on April 13, 2000, may attend.

11. Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
    A: We do not know of any business to be considered at the 2000 Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Joseph M. Paiva, our Chief Financial Officer, Adminstrative Officer and Secretary, to vote on such matters at his discretion.

11. Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

    A: See "HOLDERS OF 5% OR MORE OF ORTHOVITA'S STOCK AND DIRECTORS' AND OFFICERS' OWNERSHIP OF ORTHOVITA'S STOCK" beginning on page 11 of this proxy for the largest principal shareholders as of December 31, 1999.

12. Q:  WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?
    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Joseph M. Paiva, Secretary, Orthovita, Inc., 45 Great Valley Parkway, Malvern, Pennsylvania 19355 prior to February 1, 2001. All other shareholder proposals must be received by December 15, 2000.

    Additionally, the proxy for next year's Annual Meeting will confer discretionary authority to vote on any shareholder proposal that we do not know about before February 1, 2001.

13. Q:  CAN A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY?

    A: As a shareholder, you may recommend any person as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o Orthovita, Inc., 45 Great Valley Parkway, Malvern, PA 19355. Recommendations must be received between February 23, 2001, and March 23, 2001, for the 2001 Annual Meeting. They must be accompanied by the name, residence and business address of the nominating shareholder. They must include a representation that the shareholder is a record holder of the stock or holds the stock through a broker. They must state the number of shares held. The recommendations must include a representation that the shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting. They must include information regarding each nominee that would be required to be included in a proxy statement. They must also include a description of any arrangement or understanding between the shareholder and each and every nominee. Finally, the recommendations must include the written consent of each nominee to serve as a director, if elected.

                           PROPOSALS YOU MAY VOTE ON

1.  ELECTION OF DIRECTORS

There are currently eight members of the Board of Directors. All of the current members, except Mr. Lew Bennett who is not standing for re-election, of the Board of Directors are nominees for election this year. In addition, Mr. Robert Levande has been nominated for election to the Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THESE DIRECTORS.

NOMINEES FOR THE BOARD OF DIRECTORS

Name of Director          Age                  Principal Occupation and Certain Directorships
----------------          ---                  ----------------------------------------------
David S. Joseph           57     Mr. Joseph has been Chairman and CEO since May 1999, after having previously served
Director since 1993              as President and CEO since 1993. He is a member of the Board of Directors of Highway to Health, a private internet health and travel company, and Animas Corporation, a private diabetes device company. Mr. Joseph recently retired as a member of the
                                 Corporation of The Jackson Laboratory, a leading genetic research institute, and as a member of the Board of Directors of King's College.  He received a BS Degree from
                                 King's College in Pennsylvania and a MBA from Xavier University in Ohio in Health
                                 Care Administration.

Paul Ducheyne, Ph.D       50     Dr. Ducheyne founded Orthovita and served as the Chairman of the Board from its
Director since 1993              inception through May 1999. Dr. Ducheyne is currently Chairman Emeritus and Director.
                                 Since 1997, Dr. Ducheyne has been the Director of the Center for Bioactive Materials and Tissue Engineering at the University of Pennsylvania, where he has been a
                                 Professor of Bioengineering and Orthopaedic Surgery Research since 1983.

James M. Garvey           52     Mr. Garvey has been the Chief Executive Officer and Managing Partner of Schroder
Director since 1997              Ventures Life Sciences, a private venture capital firm, since May 1995.  Prior to joining Schroder Ventures, Mr. Garvey was Director of the $600 million Venture
                                 Capital Division of Allstate Corp. where he served on several public and private healthcare boards in the U.S. and Europe.  Mr. Garvey is currently a director of
                                 Nationwide J&C Health Services, Mednova PLC and LaserVision Centers.  Mr. Garvey
                                 received a BSE degree from Northern Illinois University in 1969.

Richard M. Horowitz,      38     Mr. Horowitz has been employed by R.A.F. Industries, Inc., a private venture capital
 Esquire                         and acquisition firm, since 1991.  He currently serves as its president, as well as
Director since 1995              the president of its sister corporation, R.A.F. Ventures, Inc. Mr. Horowitz received his BA in Economics and Political Science from the University of Pennsylvania and his
                                 JD from Harvard Law School.


Name of Director          Age                     Principal Occupation and Certain Directorships
----------------          ---                     ----------------------------------------------
Robert M. Levande         51     Mr. Levande has been President of The Palantir Group, a private consulting firm which specializes in providing strategic advice to entrepreneurs in the medical technology industry, since 1999.  From 1972 until 1999, Mr. Levande served in various capacities with Pfizer Inc., including Vice President - Business Analysis & Development of its
                                 Medical Technology Group and Senior Vice President - Finance, Planning & Business
                                 Development of Howmedica, Inc., within the group.  The Medical Technology Group of
                                 Pfizer, Inc. has been a worldwide leader in the design, manufacture and marketing of medical devices.  Mr. Levande received his BS from the Wharton School of Finance and
                                 Commerce of the University of Pennsylvania and his MBA from Columbia University.

Bruce A. Peacock          48     Mr. Peacock has been President, Chief Operating Officer and a Director of Orthovita
Director since 1999              since June 1999.  Previously, Mr. Peacock was Executive Vice President, Chief
                                 Operating Officer and a Director of Cephalon, Inc., a publicly-traded biotechnology company, and was employed there from 1992 to June 1999.  From 1982 to 1992, Mr.
                                 Peacock was Vice President and Chief Financial Officer of Centocor, Inc. a
                                 biotechnology company. Mr. Peacock has been a director of Genometrix, Incorporated, a private genomics-focused company, since June 1998. Mr. Peacock received a BA degree from Villanova University and is a Certified Public Accountant.

Jos B. Peeters, Ph.D.     52     Dr. Peeters is a Partner with Baring Private Equity Partners Ltd. and the founder and
Director since 1996              a Managing Director of Capricorn Venture Partners n.v., a Belgian-based venture capital firm specializing in early-stage, technology-based companies since January
                                 1995.  Dr. Peeters has been the Chairman of Quartz Capital Partners Limited, a London
                                 based investment bank, since July 1996. Dr. Peeters was Chairman of the Working Group
                                 that founded the European Association of Securities Dealers (EASD) and developed
                                 EASDAQ, for which he serves as Vice-Chairman. Since April 1998, Dr. Peeters has been
                                 Co-founder and Chairman of Quest for Growth n.v., a quoted investment company specializing in quoted and later-stage unquoted technology-based growth companies.

Howard Salasin, Ph.D.     65     Dr. Salasin is a private investor and financial advisor to a private investment fund,
Director since 1995              and has been a general management consultant since 1975. He was President, Chief
                                 Executive Officer and 100% owner of Martin Industries, a manufacturing company, from
                                 1977 to 1996. Dr. Salasin was a director of Genometrix, Incorporated from January
                                 1998 until February 2000. Dr. Salasin holds a BS in Electrical Engineering and MS in
                                 Electrical Engineering from Drexel University and a Ph.D. in Education from the
                                 University of Pennsylvania.


2.   AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN

Our Board has proposed to amend and restate Section 3(a) of our 1997 Equity Compensation Plan (the "Plan"). The effect of the amendment will be to increase the aggregate number of shares of common stock of the Company that may be issued under the Plan from 1,350,000 common shares to 1,850,000 common shares. This is a 500,000 common share increase to the Plan.

Purpose and Effect of the Proposed Amendment

Our Board of Directors believes it is in our best interest to increase the number of shares authorized under the Plan. The Plan is intended to encourage participants to contribute to our long-term growth, to align their interests with our shareholders' and to aid us in attracting and retaining officers, employees, consultants and directors of outstanding ability.

Description of the Plan

Since our initial public offering in June 1998 and as specified in the Plan, the Plan is administered by a committee (the "Committee") consisting of two or more outside directors, as defined under section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors, as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and references in the Plan to the Board shall be deemed to refer to the committee. The Board of Directors shall approve all grants to non-employee directors.

The Committee selects the key employees, consultants and non-employee directors to receive grants and determines the number of shares of Common Stock that will be subject to each grant. Employees may receive incentive stock options, nonqualified stock options, restricted stock or stock appreciation rights ("SARs") under the Plan. Non-employee directors and consultants may receive non-qualified stock options, restricted stock or SARs.

The stock option exercise prices may be equal to, greater than or less than the fair market value of a share of Common Stock on the date of grant, provided that
(i) the option exercise price of an incentive stock option may not be less than the fair market value of a share of Common Stock on the date of grant and (ii) an incentive stock option that is granted to a 10% shareholder must have an exercise price of not less than 110% of the fair market of the Common Stock on the date of grant.

The Committee also determines the term of each stock option, which shall not exceed ten years from the date of grant. However, an incentive stock option granted to a 10% shareholder may not have a term longer than five years from the date of grant. The grantee may pay the exercise price (i) in cash, (ii) with the consent of the Committee, by tendering shares of Common Stock owned by the grantee, or (iii) by a combination of the two. Options may be exercised while the grantee is an employee, consultant or member of the Board or within a special time after termination of employment or service.

The Committee may grant restricted stock to key employees, consultants or non-employee directors as it deems appropriate. The Committee will establish the amount and terms of each restricted stock grant.

The Committee may grant SARs to a key employee, consultant or member of the Board separately or in tandem with any stock option. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the option price of the related option or, if there is no related option, the fair market value of a share of Common Stock on the date of grant of the SAR. When an SAR is exercised, the grantee will receive an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the base price of the SAR. Payments shall be made in cash, Common Stock, or a combination of the two in such proportion as the Committee determines.

Grants under the Plan may not be transferred except upon the grantee's death or, with respect to grants other than incentive stock options, if permitted by the Committee pursuant to a domestic relations order. The Committee may permit a grantee to transfer non-qualified stock options to family members or other persons or entities on such terms as the Committee deems appropriate.

The Plan provides that, unless the Committee determines otherwise, outstanding options, SARs and restricted stock will automatically vest in full in the event of a Change of Control. A "Change of Control" will be deemed to occur if (i) any person (other than the Company or certain related entities or persons) acquires securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, or (ii) the shareholders approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger or consolidation of the Company where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) a sale of substantially all of the assets of the Company or (z) a liquidation or dissolution of the Company.

In the event of a Change of Control, the Committee may require that grantees surrender their outstanding options and SARs in exchange for payment by us, in cash or common stock, of an amount equal to the amount by which the fair market value of the Common stock exceeds the option price or base price of the options or SARS, and the Committee may terminate unexercised options and SARs. Unless the Committee determines otherwise, upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), outstanding grants shall be assumed by the surviving corporation.

In the event of certain changes in the number or kind of company stock outstanding, the Board may adjust proportionally the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the Plan, and the exercise price per share of existing grants under the Plan to reflect any increase or decrease in the number or kind of issued shares.

A majority of the votes cast during the Annual Meeting, a quorum being present, is required to approve the amendment to our 1997 Equity Compensation Plan.

Federal Income Tax Consequences

The current United States federal income tax treatment of grants under the Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Plan. Tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of other tax laws.

Non-qualified Stock Options
---------------------------

There generally are no federal income tax consequences to a participant or to the Company upon the grant of a non-qualified stock option.

Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the exercise price. The Company, generally, will be entitled to a corresponding federal income tax deduction.

Upon the sale of the shares of stock acquired upon the exercise of a non-qualified stock option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of income recognized at the time of exercise). The capital gain tax rate will depend on the length of time the shares are held and other factors.

Incentive Stock Options
-----------------------

There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.

A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company, generally, will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Restricted Stock
----------------

A participant normally will not recognize taxable income upon receipt of a restricted stock grant, and the Company will not be entitled to a deduction until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time. The Company, generally, will be entitled to a deduction in the same amount.

A participant may elect to recognize ordinary income in the year when the restricted stock grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock grant (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, the Company, generally, will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be a capital gain or loss.

Stock Appreciation Rights
-------------------------

There generally are no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company, generally, will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR.

Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR). The capital gain tax rate will depend on the length of time the shares were held and certain other factors.

Tax Withholding
---------------

The Company has the right to deduct from all grants paid in cash or other compensation, any taxes required to be withheld with respect to grants under the Plan. The Company may require the participant to pay to the Company the amount of any required withholding. The Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option, SAR, and restricted stock a number of shares with a value equal to the required tax withholding amount.

Transfer of Stock Options
-------------------------

The Committee may permit a participant to transfer non-qualified stock options to family members. The tax consequences of stock option transfers are complex and should be carefully evaluated by the participant and his or her tax advisor.

Generally, a participant will not recognize income at the time he or she makes a gift of a non-qualified stock option to a family member. When the transferee later exercises the option, the participant (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if a participant transfers an option before the option has become exercisable, the transfer will not be considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift will be determined when the option becomes exercisable. Gifts of options may qualify for the $10,000 gift tax annual exclusion.

If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant's estate for estate tax purposes if the applicable estate tax requirements have been met.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN.

                       STATEMENT OF CORPORATE GOVERNANCE

Orthovita, Inc.'s business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our senior management team. Our Board meets four times a year in regularly scheduled meetings; however, it may meet more often if necessary. The Board held six meetings during 1999. The Chairman and Chief Executive Officer ("CEO") usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings; however, Board members may raise other matters at the meetings. The Chairman and CEO, Chief Operating Officer ("COO"), Chief Financial Officer ("CFO") and, from time to time, other senior management make presentations to the Board at the meetings. A substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings.

The Board considers all major decisions. The Board has established four standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting.

Executive Committee. This committee works with our management to review and discuss our strategies, long-term plans and special projects. This committee held two meetings in 1999.

Nominating Committee. This committee exercises the authority of the Board during intervals between Board meetings and identifies individuals with the experience, judgment and skills to become Board members. It recommends to the Board and our shareholders the slate of directors for nomination and election each year. This committee held two meetings in 1999.

Audit Committee. This committee assures the credibility of our financial reporting by providing oversight of our financial reporting process and our internal controls. The Audit Committee operates pursuant to a charter approved by the Board of Directors. The Audit Committee reports on its activities to the Board. This committee held two meetings during 1999.

Compensation Committee. This committee reviews the compensation of the CEO, COO and other senior management, as well as our general employee compensation and benefits policies and practices. They approve the goals for our incentive plans and they monitor results against those goals. This committee held three meetings during 1999.

Individual committees and their respective members effective May 23, 2000, are as follows:

                                                   Nominating                               Compensation
Name of Director          Executive Committee       Committee          Audit Committee        Committee
----------------          -------------------       ---------          ---------------        ---------
David S. Joseph                    X*                   X*
Paul Ducheyne, Ph.D                X                    X
James M. Garvey                                                                                   X
Richard M. Horowitz, Esq.                                                    X
Robert Levande                                                               X
Bruce A. Peacock                   X
Jos B. Peeters, Ph.D.                                   X                    X
Howard Salasin, Ph.D.                                                                             X

  *  denotes Chairman of the committee

                            DIRECTORS' COMPENSATION

As outlined in the Plan, each outside director receives 2,500 non-qualified stock options per calendar year. The stock options are issued with an exercise price equal to the market price on the date of the Annual Meeting of Shareholders. The options are 50% immediately vested (1,500 shares) and 25% vested (625 shares) for each of the following two years if the non-employee director continues to be a member of the Board or is otherwise employed by us. Outside directors receive no other compensation for serving on the Board; however, they are reimbursed for travel expenses to the meetings. Employee directors are not eligible for any additional compensation for service on the Board or its committees. We pay liability insurance on behalf of all directors.

    HOLDERS OF 5% OR MORE OF ORTHOVITA'S STOCK AND DIRECTORS' AND OFFICERS'
                         OWNERSHIP OF ORTHOVITA'S STOCK

The following table shows stock each of our directors and named executive officers owned as of

December 31, 1999 and also how much stock was reportedly owned by entities owning 5% or more of our Common Stock as of December 31, 1999. The table also includes shares of Common Stock which are issuable, within 60 days of December 31, 1999, upon the exercise of vested stock option shares.




                                                            Shares of Common Stock            Percent of Common
Name                                                          Beneficially Owned              Stock Owned
----                                                          ------------------              -----------
Five Percent (5%) Shareholders:
-------------------------------
Schroder Ventures International Life Science Funds:
L.P. I., L.P. II., Trust and Co-Investment Scheme (1)                788,143                      6.9%

Electra Fleming Equity Partners and EF Nominees
Limited (2)                                                          785,648                      6.9

Directors and Named Executive Officers
--------------------------------------
Paul Ducheyne, Ph.D. (3)                                           1,471,393                     12.9
David S. Joseph (4)                                                  741,587                      6.5
Howard Salasin, Ph.D. (5)                                            154,084                      1.4
Erik M. Erbe, Ph.D. (6)                                              111,750                      1.0
Richard M. Horowitz, Esquire (7)                                      46,200                      *
Bruce A. Peacock (12)                                                 40,000                      *
Joseph M. Paiva (8)                                                   34,250                      *
James M. Garvey (9)                                                   12,250                      *
Jos. B. Peeters, Ph.D. (9)                                            11,250                      *
David J. McIlhenny (10)                                               23,800                      *
Jeffrey J. Wicklund (11)                                              15,000                      *
Robert M. Levande (13)                                                10,000                      *
Directors and executive officers as a group
(11 persons) (14)                                                  2,671,564                     23.4

*     Less than 1%

(1) Includes 82,260 shares of Common Stock obtainable upon the exercise of presently exercisable warrants. Schroder Life Sciences Funds disclaim ownership of any shares beneficially owned by Mr. Garvey.
(2) Includes 79,765 shares of Common Stock obtainable upon the exercise of presently exercisable warrants.
(3) Includes (i) 200,000 shares held in trust by Dr. Ducheyne's spouse and (ii) 712,647 shares held in trust for the benefit of Dr. Ducheyne's children, of which 63,573 shares are obtainable upon the exercise of warrants granted to certain shareholders. Dr. Ducheyne disclaims beneficial ownership of the shares held by the foregoing trusts.
(4) Includes (i) 13,250 shares underlying a warrant granted by Mr. Joseph to a shareholder and excludes shares held in an irrevocable Trust for Mr. Joseph's daughter and shares of Common Stock held by Mr. Joseph's spouse. Mr. Joseph disclaims beneficial ownership of both the irrevocable Trust's shares and his wife's shares.
(5) Includes (i) 39,908 shares of Common Stock obtainable from the Company upon the exercise of presently exercisable warrants, (ii) 4,194 shares of Common Stock obtainable from trusts established by Dr. Ducheyne upon the exercise of a presently exercisable warrant and (iii) 11,250 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(6) Includes 111,750 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(7) Includes (i) 3,281 shares of Common Stock obtainable from the Company upon the exercise of presently exercisable warrants, (ii) 2,097 shares of Common Stock obtainable from trusts established by Dr. Ducheyne upon the exercise of a presently exercisable warrant and (iii) 11,250 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(8) Includes 34,250 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(9) Includes 11,250 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(10) Includes 23,800 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(11) Includes 15,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(12) Includes 35,000 shares of Common Stock obtainable upon the exercise of presently exercisable options.
(13) Includes 10,000 shares of Common Stock obtainable upon the exericise of presently exercisable options held by The Palantir Group. Mr. Levande is president of The Palantir Group.
(14) Includes an aggregate of shares subject to options that are exercisable (or will become exercisable by February 29, 2000) to acquire 274,800 shares of Common Stock by all directors and named executive officers, as a group.

         EXECUTIVE COMPENSATION:  REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy. The Compensation Committee of the Board of Directors has instituted a management compensation plan that:
         -  Attracts and retains talented management;
         -  Provides between short-term and long-term incentives; and
         -  Focuses performance on the achievements of the Company's objectives.

Compensation Methodology. The Compensation Committee develops and implements compensation policies, plans and programs which seek to enhance the profitability and shareholder value of the Company by closely aligning the financial interests of the Company's senior management with those of its shareholders.

The Compensation Committee's compensation program for senior management is comprised of the following:

   Base salary. The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. Base salary is based on individual performance and the executives' experience. The Committee approves all salary increases for executive officers.

   Annual performance bonus. An annual bonus program is established in order to promote the achievement of Orthovita's performance objectives. The granting of an annual bonus is discretionary. Company and individual goals and milestones are established at the beginning of the year, and include targets for progress in the research and development, clinical activities, development of sales, marketing and investor relations programs and organizational developments and share price. The Compensation Committee provides bonus incentives for achievements of these goals because they believe attainment of these goals will be in the best long-term interests of the Company's shareholders. Bonus amounts for each executive are dependent upon the level of achievement of the Company as well as the individual.

   Long-term incentive compensation. The Committee determines the number of incentive stock option grants or other grants under the Plan, if any, to be granted to each executive. These recommendations are based on the executive's ability to impact the financial and operational performance of Orthovita; the executive's past performance; and the CEO's expectation of the executive's future performance and contributions. All options are granted with an exercise price equal to the closing market price on the date of grant.

Compensation of the Chief Executive Officer and Chief Operating Officer. The Committee meets annually to evaluate the performance of the CEO and COO. Based on this evaluation, the Committee may recommend for approval salary increases, annual bonuses and long-term incentive awards, if any. The CEO's and COO's compensation reflects a higher degree of policy-making and decision-making authority and a higher level of responsibility with respect to our strategic direction and its financial and operating results. It also reflects the CEO's and COO's long-term commitment and contributions to our success.

                                   Respectfully submitted,

                                   Compensation Committee
                          Mr. James Garvey    Dr. Howard Salasin

                          SUMMARY COMPENSATION TABLE

The following table reflects information for the year ended December 31, 1999, regarding annual compensation and long-term incentive compensation earned by the Chief Executive Officer and each of our four most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000 for the 1999 year ("Named Executive Officers").



                                                                                                       Long-Term Incentive
                                                          Annual Compensation                              Compensation
                                                          -------------------                              ------------
                                                                                                Option Grants
                                                                             Other Annual      During Current       All Other
 Executive Officer Principal                                                 Compensation           Year           Compensation
           Position                  Year    Salary ($)        Bonus ($)          ($)                (#)              ($)(1)
           --------                  ----    ----------        ---------          ---                ---              ------

David S. Joseph, Chairman            1999     225,000                ---        12,963               ---                ---
and Chief Executive Officer          1998     225,000             99,000        19,800               ---                ---
                                     1997     210,577                ---         7,900               ---                ---

Erik M. Erbe, Ph.D., Vice            1999     153,296             13,000         6,577              20,000             3,844
President, Research and              1998     130,000             26,000         8,500              17,000             3,816
Development                          1997     123,423             22,500         4,400             100,000             2,254

Joseph M. Paiva, Vice President      1999     152,600             16,333         7,366              12,500             4,537
and Chief Financial Officer (2)      1998     140,000             24,500         9,600              17,000             2,380
                                     1997       8,077                ---           ---              50,000               ---

Jeffrey J. Wicklund, Vice            1999     120,208              7,436         4,841              13,000             3,821
President, Process Development       1998     106,977              7,500           ---              12,000             3,435
and Manufacturing (3)                1997      37,292             12,000           ---              15,000               ---

David J. McIlhenny, Vice             1999     119,888              5,769         7,106              15,000             3,762
President, Quality Systems and       1998     108,363              7,500           ---              11,000             4,634
Operations Support                   1997      97,618                ---           ---                 ---             3,430

(1) The amounts disclosed consist of the Company's 401(k) savings plan matching contributions.
(2) On December 1, 1997, Mr. Paiva joined the Company as Vice President and Chief Financial Officer.
(3) On August 11, 1997, Mr. Wicklund joined the Company as Director of Process Engineering. In 1999, he was promoted to his current position as Vice President of Manufacturing and Process Technology.

     OPTION GRANTS. The following table presents information concerning the options granted under the 1997 Equity Compensation Plan to Named Executive Officers during 1999.

                             OPTION GRANTS IN 1999

                       Number of      % of Total
                      Securities       Options                                                     Potential Realizable Value at
                      Underlying      Granted to       Exercise                                 Assumed Annual Rates of Stock Price
                       Options        Employees          Price                                           Appreciation for
    Name               Granted         in Year       ($/share) (2)     Expiration Date                     Option Term
    ----               -------         -------       ------------      ---------------                     -----------
                                                                                                     5% ($)            10% ($)
                                                                                                     ------            ------
David S. Joseph           ---            ---              ---                ---                       ---                ---

Erik M. Erbe, PhD. (1)  20,000           2.9%            $5.00         December 31, 2009            $162,889           $259,374
Joseph M. Paiva (1)     12,500           1.8%            $5.00         December 31, 2009             101,806            162,109
Jeffrey J. Wicklund (1) 13,000           1.9%            $5.00         December 31, 2009             105,878            168,593
David J. McIlhenny (1)  15,000           2.2%            $5.00         December 31, 2009             122,167            194,531

     (1) These options have a ten-year term and are exercisable as follows: 20% on December 31, 2000, and 20% additional on each anniversary date thereafter.
     (2) The exercise price per share of the options was equal to the closing price of the Common Stock on the date of grant.

     OPTION EXERCISES. The following table summarizes the value of unexercised options for the Named Executive Officers at December 31, 1999.

                AGGREGATE OPTION EXERCISES AND YEAR-END VALUES


                                                       Number of Securities Underlying               Value of Unexercised
                                                            Unexercised Options at                   In-the-Money Options
                                                             December 31, 1999 (#)                at December 31, 1999 ($) (1)
                      Shares                                     --------------------                 ----------------------------
                   Acquired on         Value
    Name           Exercise (#)       Realized ($)      Exercisable       Unexercisable        Exercisable         Unexercisable
    ----           ------------       -----------       -----------       -------------        -----------         -------------
David S. Joseph       ---                ---               ---                  ---                 ---                  ---
Erik M. Erbe, Ph.D.   ---                ---             111,750               60,250             $134,188             $23,813
Joseph M. Paiva       ---                ---              34,250               45,250               23,563               8,250
Jeffrey J. Wicklund   ---                ---              15,000               30,000                9,750              18,188
David J. McIlhenny    ---                ---              23,800               22,200               31,850               2,400

     (1) Value presented is based upon the difference between (i) the $5.00 per share closing price of our Common Stock on the European Association of Securities Dealers' Automated Quotation System ("EASDAQ") on December 31, 1999, and (ii) the exercise price of unexercised-in-the-money options.

                             EMPLOYMENT AGREEMENTS

David S. Joseph, Bruce A. Peacock and Erik M. Erbe, Ph.D., have employment agreements with the Company, under which, in the event of involuntary termination without cause by us, we will pay 24 months salary as a severance benefit. The receipt of this severance benefit is conditioned upon the employee executing a release in our favor. Additionally, each employment agreement entitles the employee to participate in any of our senior level executive short-term or long-term incentive compensation programs. Mr. Joseph's and Mr. Peacock's respective employment agreements provide for their employment as the Company's Chairman and CEO, and President and COO, respectively, through December 31, 2000, at an annual salary of $225,000 each. Dr. Erbe's employment agreement provides for his employment as the Company's Vice President of Research and Development through June 30, 2000, at a minimum annual salary of $130,000. In addition, each employment agreement contains other terms customarily found in executive officer employment agreements, including provisions relating to changes in control, the reimbursement of certain business expenses, participation in employee benefit plans generally available to the other executive officers of the Company, life insurance, severance, confidentiality and non-competition.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph was prepared and shows how an initial investment of $100 in Orthovita's Common Stock would have compared to an equal investment in the EASDAQ Stock Market Index. The graph compares the total cumulative return since June 25, 1998 (the date we began public trading of our Common Stock).


                                                              EASDAQ Stock
    Measurement Period         Orthovita, Inc.                Market Index
    ------------------         ---------------                ------------
June 25, 1998                        100                           100
June 30, 1998                        106                           102
September 30, 1998                    90                            77
December 31, 1998                     45                            82
March 31, 1999                        54                            98
June 30, 1999                         48                           112
September 30, 1999                    90                            53
December 31, 1999                     48                           153


                             [GRAPH APPEARS HERE]

                             SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain of our officers, and persons who own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. These directors, officers and more than ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such reports furnished to us and written representations from such directors and officers, certain fiscal year 1999
Section 16(a) filing requirements were filed late. Mr. Garvey and Dr. Salasin each purchased 1,000 shares of our Common Stock during April 1999 and filed the required Form 4 during June 1999. In May 1999, Mr. Bennett, Mr. Horowitz, Dr. Peeters, Dr. Salasin and Schroder Ventures Life Sciences were each granted 1,500 non-qualified stock options and the required statements on Form 4 were filed July 1999. Mr. Joseph, Mr. Peacock, Mr. Paiva, Dr. Erbe, Mr. Bennett, Dr. Ducheyne, Mr. Horowitz, Mr. Garvey, Dr. Peeters and Dr. Salasin filed their respective Year End Statement of Beneficial Ownership during March 2000.



                SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission governing the solicitation of proxies. To be considered for inclusion in the proxy statement and form of proxy card relating to the 2001 Annual Meeting, we must receive such proposals no later than February 1, 2001. Proposals should be directed to the attention of the Secretary of the Company.



                              By Order of the Board of Directors,



                              JOSEPH M. PAIVA
                              Corporate Secretary

PROXY                                                          PROXY
                          ORTHOVITA, INC.
         2000 Annual Meeting of Shareholders--May 23, 2000
   This Proxy Is Solicited on Behalf of the Board of Directors of
                          Orthovita, Inc.
  The undersigned, having duly received notice of the meeting and the proxy statement therefore, and revoking all prior proxies, hereby appoints Joseph M. Paiva, attorney of the undersigned (with full power of substitution, for and in the name(s) of the undersigned, to attend the Annual Meeting of Shareholders of Orthovita, Inc. to be held at the Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania, 19355 at 10:00 am (Eastern standard time), on Tuesday, May 23, 2000 and any adjourned sessions thereof, and to vote and act upon the matters set forth herein in respect of shares of Common Stock of Orthovita, Inc. which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present. Each of the matters set forth herein is being proposed by Orthovita, Inc.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY
ADJOURNMENT THEREOF.

[X] Please mark your votes as in this example.

1. TO ELECT A BOARD OF DIRECTORS (nominees David S. Joseph, Paul Ducheyne, Ph.D, James M. Garvey, Richard M. Horowitz, Robert M. Levande, Bruce A. Peacock, Jos B. Peeters, Ph.D., and Howard Salasin, Ph.D.)
  [_] FOR [_] WITHHELD [_] FOR ALL EXCEPT

To withhold authority to vote for a particular nominee(s), mark the "FOR ALL EXCEPT" box and write the name of the nominee(s) on the line provided:

--------------------------------------------------------------------------------

2. TO APPROVE AN AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN.
  [_] FOR [_] AGAINST [_] ABSTAIN

3. IN THEIR DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENTS THEREOF.
  [_] FOR [_] AGAINST [_] ABSTAIN
                           SIGNATURE ON REVERSE SIDE

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

   Attendance of the undersigned at the meeting or at any adjournment session thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Orthovita, Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

    PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED
                                   ENVELOPE.

                                             Date: _________________
                                             _______________________
                                             Signature

                                             _______________________
                                             Printed Name

                                             _______________________
                                             Signature (if held
                                             jointly)
                                             Note: Please sign
                                             name(s) exactly as
                                             appearing hereon. When
                                             signing as attorney,
                                             executor,
                                             administrator or other
                                             fiduciary, please give
                                             your full title as
                                             such. Joint owners
                                             should each sign
                                             personally.